UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 7, 2022, ManTech International Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which stockholders of the Company (i) approved and adopted the Agreement and Plan of Merger, dated as of May 13, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Moose Bidco, Inc., a Delaware corporation (“Parent”), and Moose Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), under which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent and (ii) approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

As of the close of business on July 29, 2022, the record date for the Special Meeting, 39,382,197 shares of the Company’s Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) and 1,586,695 shares of the Company’s Class B Common Stock, par value $0.01 per share, of the Company (“Class B Common Stock” and together with Class A Common Stock, “Company Common Stock”) were outstanding and entitled to vote. Each holder of Class A Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of Class A Common Stock that the stockholder owned as of the record date and each holder of Class B Common Stock is entitled to 10 votes on each matter submitted to a vote at the Special Meeting for each share of Class B Common Stock that the stockholder owned as of the record date. A total of 32,890,485 shares of Class A Common Stock and 1,586,695 shares of Class B Common Stock were voted in person or by proxy, representing approximately 88.25% of the total voting power of the shares of Company Common Stock entitled to be voted, which constituted a quorum to conduct business at the Special Meeting.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, all of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 4, 2022.

Each of the proposals was approved by the requisite vote of the Company’s stockholders.

Proposal 1: To approve and adopt the Merger Agreement.

For	Against	Abstain
48,687,164	3,763	66,508

Proposal 2: To vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

For	Against	Abstain
32,541,254	15,807,853	408,328

Since there were sufficient votes at the Special Meeting to adopt and approve the Merger Agreement, stockholders of the Company were not asked to vote with respect to the proposal to adjourn the Special Meeting from time to time to a later date or time, if necessary or appropriate, to solicit additional proxies to vote in favor of the proposal to adopt the Merger Agreement.

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Subject to the satisfaction or waiver of all of the conditions to the closing of the Merger in the Merger Agreement, the Merger is expected to be completed during the week of September 12, 2022.

Item 8.01.	Other Events.

Special Meeting Voting Results

On September 7, 2022, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release of ManTech International Corporation, dated September 7, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: September 8, 2022	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP – Corporate & Regulatory Affairs